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                                                                   EXHIBIT 10.22



                              AMENDMENT AGREEMENT


         This AMENDMENT AGREEMENT is entered into this 2 day of March, 1992, by and between CLARK MATERIAL HANDLING COMPANY, formerly known as Clark Material Systems Technology Company, a business unit of Clark Equipment Company, a Delaware corporation with offices at Lexington, Kentucky ("Buyer"), and HYDROLECTRIC LIFT TRUCKS, INC., a subsidiary of The Ralph J. Stolle Co. (formerly a division of Deerfield Manufacturing Company), an Ohio corporation with principal offices in Wilmington, Ohio ("Seller"), and is a part of that certain Agreement between Buyer and Seller effective as of January 1, 1988 covering the purchase and sale of products ("Agreement"), which Agreement is hereby incorporated by reference as if set forth in full.

         For and in consideration of the mutual promises hereinafter set forth, the parties do hereby mutually agree as follows:

         1. Section 1.1, line 1, add the word "pantographs," after the word "uprights,".

         2. The term (Section 3) of the Agreement shall be extended until and including December 31, 1997, and will automatically be extended for an additional three (3) year term through and including December 31, 2000, unless either party elects to terminate the Agreement at the end of the initial term by written notice to the other party, which notice must be given on or before July 1, 1997.

         3.   Section 4.1 is rewritten as follows:

                  "The Unit Price for each Product, effective for all Products shipped on or after January 1, 1992, will be the price stated in Exhibit 1, attached hereto and made a part hereof."

         4.   The following new language is added to the beginning of Section
              4.6:

                  "The Annual Price Adjustment to the Unit Price for each Product will be determined by good faith negotiations and agreement between the parties during the period of 1 September and 31 October of each year during the term of this Agreement, to become effective 1 January of the following year. If the parties are unable to agree on the Annual Price Adjustment during such period, the parties will continue to negotiate in good faith to reach an agreement by 28 February of the following year. Such agreed upon Annual Price Adjustment shall be retroactive to 1 January.
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                  In the event the parties are unable to agree on the Annual
                  Price Adjustment to the Unit Price for each Product by 28 February, . . . (the)"

         5.   The following new language is added to the end of Section 5:

                  ", notwithstanding any different or additional payment terms contained in any other document or purchase order."

         6. Section 7.3, line 2, the word "five" is changed to read "three and one-half (3 1/2)". In line 3, the word "five" is changed to read "three and one-half (3 1/2)". In line 4, the word "6th" is changed to read "4th".

         7. Section 7.5, line 1, the word "five" is changed to read "three and one-half (3 1/2)."

         8. Section 7.6, delete the last sentence on page 11, and replace it with the following:

                  "Upon termination of this Agreement by the Buyer for reasons other than the breach by Seller of its obligations hereunder pursuant to Section 21.1, the Buyer shall be liable for payment of Seller's undepreciated cost using the straight line method over a life of nine and one-half (9 1/2) years of the capital equipment purchased by Seller to the extent used by Seller in the production of Products for Buyer (based upon the ratio of the number of hours such capital equipment is used to produce Products for Buyer versus the number of hours such capital equipment is used to produce products for parties other than Buyer), but in no event shall Buyer's liability hereunder exceed $50.00 per unit of Product for any undelivered remainder of the first 42,800 units of upright with carriage product (less any such payments previously made to Seller)."

         9.   The following new Section 7.7 is hereby added to the Agreement:

                  "While Buyer has no obligation to purchase a minimum number of Products during the term of this Agreement or during any year this Agreement is in effect, and Buyer will incur no liability if it fails to purchase a minimum

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                  number of Products during the term of this Agreement or during any year this Agreement is in effect, Buyer will make a good faith effort to purchase 42,800 units of Products during the term of this Agreement, with annual purchases consistent with the purchase of 42,800 units of Products, subject to market and financial conditions."

         10.  Section 11.1, line 2, add the following after the word "criteria":
              "(SQA-01 dated 1-1-89, revised 2-22-91)".

         11. Section 23.7, all Notices given to Buyer shall hereinafter be given to the attention of the Director of Purchasing; all notices given to Seller shall hereinafter be given to the attention of the General Manager.

         12.  Section 23, add the following new subsection:

                  "23.8 Assignment. This Agreement shall be binding upon and shall be deemed automatically assigned to any person, firm or corporation which hereafter acquires substantially all of the assets of Buyer or which hereafter succeeds to all or a substantial part of the business of Buyer."

         13.  The following new Subsections to Section 14 are added to the
              Agreement:

                  "14.4 Seller shall purchase and install, no later than 1 May 1992, at its sole expense, the following tooling and equipment to support Buyer's pantograph and M1060 projects:

                  Pantograph Project         Estimated Investment Cost
                  ------------------         -------------------------

                  Horizontal Machine
                    Center                           $380,000
                  Welders                               7,600
                  Gas Lines                             4,000
                  Two (2) Overhead Cranes              25,000
                  Electric Equipment                    3,000
                  Testing Equipment                     3,000
                  Assembly Dollies                      3,000
                  Enerpac                               8,000
                                                     --------
                                    Sub-Total:       $433,600

                                                                         (Cont.)

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                  M1060 Project                      Estimated Investment Cost
                  -------------                      -------------------------

                  Welders                                     $  7,600
                  Forklift                                      15,000
                  Enerpac                                        8,000
                                                              --------

                                             Sub-Total:       $ 30,600

                   Total Pantograph & M1060 Project:          $464,200
                        Interest (Calculated at 8%):          $175,905
                                                              --------

                                               TOTAL:         $640,105

                  Buyer's sole responsibility, liability and obligation in connection with this investment by Seller is to increase the number of units from which Buyer's liability for payment of Seller's undepreciated cost of capital equipment will be determined in the case of a termination of this Agreement by Buyer for reasons other than the breach by Seller of its obligation under the Agreement pursuant to Section 21.1. Provided this new investment is completed and installed by Seller, the number of units will be increased from 30,000 to 42,800. If for any reason this new investment is not completed, the number of units will remain 30,000 and Section 7 of this Amendment Agreement shall be automatically modified accordingly."

                  "14.5 Buyer shall have the option, with Seller's consent, to purchase the tooling and equipment in connection with the pantograph project, as described in Section 14.4 of this Agreement, for a purchase price determined as follows:

                           $401,600 for the pantograph project equipment (does not include cranes, gas lines and electric equipment)

                           less $62.75 for each pantograph product produced by Seller using the pantograph project equipment plus 8% per annum."

         14. All references in the Agreement to Clark Material Systems Technology Company are hereby changed to Clark Material Handling Company.

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         15.  Unless defined in this Amendment Agreement, capitalized terms shall have the same meaning afforded to them in the Agreement.

         16. Except as herein specifically amended, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute this Amendment Agreement as of the date first set forth above.

BUYER:                                   SELLER:

CLARK MATERIAL HANDLING COMPANY,         HYDROLECTRIC LIFT TRUCKS, INC.
A Business Unit of
CLARK EQUIPMENT COMPANY

By:    /s/ Gary D. Bello                 By:      /s/ Robert A. Houston
       ------------------------                   ------------------------------
Title: President                         Title:   Vice President-General Manager
       ------------------------                   ------------------------------

                                         Acknowledged and Agreed:

                                         THE RALPH J. STOLLE CO.

                                         By:    /s/ Ralph J. Stolle
                                                -----------------------------
                                         Title: President
                                                -----------------------------
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